                                                                   EXHIBIT 4.1



                       SUBSCRIPTION AND PURCHASE AGREEMENT


         THIS SUBSCRIPTION AND PURCHASE AGREEMENT (the "Agreement") by and between HEALTHWATCH, INC., a Minnesota corporation (the "Company"), and HALIS, INC., a Georgia corporation (the "Investor").

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and the Investor mutually agree as follows:


                                    ARTICLE 1

                            DESCRIPTION OF FINANCING

         1.1 AUTHORIZATION OF THE SHARES. The Company has authorized the issuance and sale of 50,000 shares of its Series H Convertible Preferred Stock (the "Shares"), for $300,000 ($6.00 per Share). The Shares shall have the rights, preferences and limitations as set forth in the Certificate of Designation of Series H Preferred Stock attached hereto as Exhibit A.

         1.2 PURCHASE AND SALE OF THE SHARES. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Company agrees to sell to Investor for $300,000 ($6.00 per Share), and Investor (or one or more designees of Investor who are reasonably acceptable to HealthWatch) agrees to purchase for up to $300,000 ($6.00 per Share), up to 50,000 of the Shares. The Shares that Investor, at its sole discretion, elects to purchase shall be paid for in up to seven installments, one of $37,500 and six of $43,750 each. Upon the earlier of the termination of this Agreement or the payment of the fourth installment, the Company will cause the Shares to be registered in Investor's (or its designees, if applicable) name, with a certificate for 50,000 Shares held by the Company in escrow. The Company shall release the escrowed Shares in accordance with Section
1.3 hereof.

         1.3 CLOSINGS. Closings of the purchase and sale of the Shares elected to be purchased by Investor shall take place by mail or facsimile on or about August 20, September 8 and 15, October 1 and 15 and November 1 and 15, 1997. At each of the Closings, Investor shall deliver to the Company in payment for the Shares a check in the amount of $37,500 (August 20, 1997) or $43,750 (balance of installments) and the Company shall, at Investor's request, cause certificates for the Shares for which payment has been received to be released from the escrow and delivered to Investor in accordance with Investor's instructions.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investor that:

         2.1 DUE ORGANIZATION; ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary power and authority (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and (iii) to perform its obligations under this Agreement. The Company is qualified, authorized, registered or licensed to do business as a foreign corporation in all jurisdictions where such qualification, authorization, registration or license is required, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

         2.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to sell and issue the Shares hereunder, to issue the common stock upon conversation of the Shares (the "Conversion Shares"), and to carry out and perform its obligations under the terms of this Agreement.

         2.3 CAPITALIZATION. The authorized Stock of the Company consists of a total of 14,285,715 authorized shares of common stock, of which approximately 4,250,000 shares are or will be prior to the proposed merger with Investor issued and outstanding, and a total of 1,428,571 authorized shares of preferred stock, of which no shares of Preferred Stock are issued and outstanding and of which 50,000 shares have been designated Series H Convertible Preferred Stock. The outstanding shares of common stock have been duly authorized and validly issued, and are or will be when issued fully paid and nonassessable. None of the Series H Convertible Preferred Stock is issued and outstanding.

         2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares, and the performance of all the Company's obligations hereunder has been taken or will be taken prior to closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and nonassessable and will have the rights, preferences, privileges and restrictions described in the Certificate of Designation. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Shares will be free of any liens or encumbrances. The Shares and the Conversion Shares are not subject to any preemptive rights.



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        2.5   SEC FILINGS; FINANCIAL STATEMENTS.

              (a) The Company has delivered to Investor accurate and complete copies (excluding copies of exhibits) of its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and of a Prospectus dated June 30, 1997, filed by the Company with the Securities and Exchange Commission (the "SEC") (the "Company SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):

                  (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the federal Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (as the case may be); and

                  (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (b)   The financial statements contained in the Company SEC
        Documents:

                  (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of an unaudited statement) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude; and

                  (ii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby.

        2.6   ABSENCE OF CHANGES. Since June 30, 1997:

              (a) the Company has not sold, exchanged or otherwise disposed of any material assets or rights or entered into any transaction which was not in the ordinary course of business;

              (b) there has been no materially adverse change in the condition (financial or otherwise), of the business, property, assets or liabilities of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse; and

        (c) to the best knowledge of the Company, there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets or business of the Company (as now conducted or as presently proposed to be conducted).

    2.7 LITIGATION. There is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration, or any administrative or other proceeding by or before any governmental or other instrumentality or agency pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its properties, assets or rights which could have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.


                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

    Investor represents and warrants that:

    3.1 HIGH RISK INVESTMENT. The Investor is aware that investment in the Shares involves substantial risks. The Investor represents that Investor understands that an investment in this offering should be considered only by a person able to withstand a total loss of such investment.

    3.2 BINDING OBLIGATION. This Agreement constitutes a valid and legally binding obligation of the Investor.

    3.3 NASD MATTERS. Neither the Investor nor any corporation or organization of which Investor is an officer or partner, any corporation or organization of which Investor, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities, any trust or other estate in which Investor has a substantial beneficial interest or as to which Investor serves as trustee or in a similar fiduciary capacity is a member of the National Association of Securities Dealers, Inc. ("NASD"), is affiliated with a member of the NASD or is a person associated with a member of the NASD, it being understood that affiliation or association includes ownership of 5% or more of the equity securities of any such member.


                                    ARTICLE 4

    FEDERAL AND OTHER SECURITIES LAWS; REGISTRATION RIGHTS

    4.1 INVESTMENT REPRESENTATIONS AND WARRANTIES. Investor further represents and warrants that:


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

        (a) Investment Experience. The Investor represents that Investor is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment, and has the ability to bear the economic risks of the investment and to make an informed investment decision with respect thereto. The Investor further represents that Investor has had, during the course of the transaction and prior to the purchase of the Shares, the opportunity to ask questions of and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to or to which Investor had access.

        (b) Acquisition for Investment for Investor's Own Account. This Agreement is made with the Investor in reliance upon Investor's representation to the Company, which by its acceptance hereof the Investor hereby confirms and which by acceptance of any of the Shares, the Holder thereof shall also confirm, that the Shares are being and any Conversion Shares issued upon conversion of the Shares will be acquired for investment for Investor's own account, not as a nominee or agent and not with a view to the sale or distribution of any part thereof. Any resales of the Shares and any Conversion Shares issued upon conversion of the Shares will be in conformity with applicable law. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement, or arrangement with any person in violation of any federal or state law to sell, transfer, or grant participations to such person, or to any third person, with respect to the Shares. Investor realizes that the basis for the exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), relied upon by the Company in connection with the offering, may not be present if, notwithstanding such representation, the Investor has in mind merely acquiring the Shares for a fixed or determinable period and selling them in the future, and Investor hereby confirms the absence of any such intention.

        (c) Transfer or Disposition of Shares. The Investor understands that the Shares and any Conversion Shares issued upon conversion of the Shares may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act, and that in the absence of an effective registration statement, such securities must be held indefinitely. The Investor represents that, in the absence of an effective registration statement, it will sell, transfer, or otherwise dispose of such securities only in a manner consistent with the representations set forth herein and in accordance with the provisions of this Agreement.

    4.2 CERTIFICATE LEGENDS. The Investor agrees that all certificates evidencing the Shares and any Conversion Shares issuable upon conversion of the Shares shall bear a legend in substantially the following form, and by which the Investor agrees to be bound:


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

    THE SECURITY DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISTRIBUTION OF THIS SECURITY MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AND APPLICABLE STATE BLUE SKY LAWS.

    4.3 STOP TRANSFER INSTRUCTION. The Company shall make a notation regarding the restrictions on transfer of the Shares and any Conversion Shares issuable upon conversion of the Shares in its stock books, and the Company shall not be required to transfer on its books any of such securities that have been sold or transferred in violation of any of the provisions of this Agreement, or to treat as the owner of such securities any transferee to whom such securities have been so transferred.

    4.4 REGISTRATION. At anytime after June 30, 1998, the Company will promptly, upon request of Investors holding 20,000 of the Shares offered hereby, Itake all necessary steps to register, or qualify, under the 1993 Act and the securities laws of such states as the Investors may reasonably request, the Conversion Shares issuable upon conversion of the Shares, provided, however, that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified. The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this Section 4.4 and to pay all costs and expenses associated with such registration statement as provided in Section 4.5. The Company shall keep effective and maintain any registration, qualification, notification or approval specified in this Section 4.4 for a period of up to one year.

    4.5 EXPENSES. With respect to the inclusion of securities in a registration statement pursuant to Section 4.4, except as provided in the next succeeding sentence, the Company shall bear all fees, costs and expenses including, without limitation: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the Investors, underwriting discounts and commissions, and transfer taxes for Investors and any other expenses relating to the sale of securities by the Investors not expressly included above shall be borne by the Investors.

    4.6 INDEMNIFICATION. The Company hereby indemnifies the Investors and all officers and directors, if any, who control any Investor, within the meaning of
Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by or arising from (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any

Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by Investors expressly for use therein; and each Investor by Investor's acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by such Holder expressly for use therein.


                                    ARTICLE 5

               CONDITIONS TO INVESTOR'S OBLIGATIONS AT THE CLOSING

         The obligations of the Investor under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closings of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE ON EACH INSTALLMENT PAYMENT DATE. The representations and warranties of the Company contained in Article 2 shall be true on and as of the date of each payment by the Investors of each installment of the purchase price of the Shares pursuant to Section 1.3 with the same force and effect as if they had been made on the date of each payment by the Investors of each installment of the purchase price of the Shares pursuant to Section 1.3.

         5.2 PERFORMANCE. The Company shall have conformed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing.

         5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of any state, that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         5.4 DELIVERY OF CERTIFICATES. The Investor shall have received one or more certificates representing the Shares which the Investor is purchasing on the date of payment of each installment of the purchase price of the Shares.

                                    ARTICLE 6

               CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING

         The obligations of the Company under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions as to the Investor:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING. The representations and warranties of Investor contained in Articles 3 and 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

         6.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         6.3 PAYMENT OF PURCHASE PRICE. Investors shall have delivered to the Company the total consideration for the Shares which the Investor is to deliver at the Closing.


                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or the Investors, as the case may be.

         7.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the purchase and sale of the Shares, and no party shall be liable or bound to another party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Georgia without regard to principles of conflicts of laws.


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

         7.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or seven (7) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 2445 Cades Way, Vista, California 92083, and to the Investor at the address specified below or at such other address as a party may designate by ten (10) days' advance written notice to the other parties.

         7.6 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the offering, and Investor shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

         7.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

         7.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.9 SOLE AND EXCLUSIVE REMEDY. The parties hereto expressly agree that in the event of a failure or refusal by the Investor to make payment of any installment under Section 1.2 or 1.3 hereof, the sole and exclusive remedy available to the Company for such payment shall be to withhold delivery of those Shares that would have been delivered to the Investor had such installment been paid.

Entered into as of the 20th day of August, 1997.



                                       HALIS, INC.




                                       By    /s/  Paul W. Harrison
                                       -----------------------------------------


                                          Its CEO & Chairman
                                             -----------------------------------


                                       9040 Roswell Road, Suite 470
                                       Atlanta, Georgia 30350
                                       (Mailing Address)

         THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY AS OF THE 20th DAY OF AUGUST 1997.


                                       HEALTHWATCH, INC.



                                       By:   /s/ Lindley S. Branson
                                          ------------------------------------

                                            Its  Director
                                               -------------------------------

                         CERTIFICATE OF THE DESIGNATION,
                   PREFERENCES, RIGHTS AND LIMITATIONS OF THE
                     SERIES H CONVERTIBLE PREFERRED STOCK OF
                                HEALTHWATCH, INC.


         HealthWatch, Inc., hereinafter called the "Corporation", a corporation organized and existing under the Minnesota Business Corporation Act, does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Corporation, said Board of Directors at a meeting duly called and held on September 3, 1997, and at which a quorum was at all times present, duly adopted a Resolution providing for the issuance of a series of 50,000 shares of Series H Convertible Preferred Stock, which Resolution is as follows:

         "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is given the distinctive designation of "Series H Convertible Preferred Stock" (hereinafter referred to as the "Series H Stock"), said Series to consist of Fifty Thousand (50,000) shares of the stated value of Six Dollars($6.00) per share. The preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof shall be as follows:

         1. Dividends

        (a) The holders of shares of Series H Stock shall be entitled to receive dividends at the rate of $0.60 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall commence upon issuance and shall be payable when, as and if declared by the Board of Directors, in preference to any dividend to any other shares of Preferred Stock or Common Stock, and shall be cumulative. Dividends shall be paid quarterly on June 30, September 30, December 31 and March 31, commencing June 30, 1998, to holders of record as of the close of business five business days before the dividend payment date.

        (b) No dividends (other than those payable solely in the Common Stock of the

            Corporation) shall be paid on any other shares of Preferred Stock or Common Stock of the Corporation during any fiscal year of the Corporation until dividends, combinations or splits with respect to such shares) on the Series H Stock shall have been paid or declared and set apart during that fiscal year and any prior year in which dividends accumulated but remain unpaid. Following any such payment or declaration, the holders of any other shares of Preferred Stock and Common Stock shall be entitled to receive dividends, payable out of funds legally available therefor, when, as and if declared by the Board of Directors.

        (c) No right shall accrue to holders of shares of Series H Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest.

         In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series H Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series H Stock were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series H Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         2. Liquidation Preference

        (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series H Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other shares of Preferred Stock and Common Stock by reason of their ownership thereof, the amount of $6.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared but unpaid dividends on such shares for each share of Series H Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series H Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series H Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

        (b) After payment to the holders of the Series H Stock of the amounts set forth in Section 2(a) above, and the payment to the holders of any other series of Preferred Stock which may hereafter be established by the Board of Directors of any liquidation preferences for such additional series of Preferred Stock, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series H Stock and any other series of Preferred Stock which may hereafter be established by the Board of Directors in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series H Stock and any other series of Preferred Stock which may hereafter be established by the Board of Directors then held by them.

        (c) Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

        3.  Voting Rights

        The holders of the Series H Stock shall be entitled, with the holders of the Common Stock, voting as a class, to vote or act by written consent on all matters on which holders of the Common Stock are entitled to vote, including the election of directors, with the number of votes per share of Series H Stock in such matter to be equal to the number of shares of Common Stock then issuable upon conversion of the Series H Stock. Unless and except to the extent otherwise required by law, the holders of the Series H Stock shall have no right to vote as a class with respect to any matter. Should the Series H Stock be entitled to vote as a class on any matter pursuant to a requirement of law, each holder of such stock shall be entitled to one vote in respect to each share of such stock held of record in respect to such matter, unless some other vote is required by law.

        4.  Conversion of Series H Stock into Common Stock

        (a) Subject to the provisions of this Section 4, the holder of record of any share or shares of Series H Stock shall have the right, at his option, at any time after issuance, to convert each said share or shares of Series H Stock into twenty (20) fully-paid and non-assessable shares of Common Stock, $.07 par value (hereinafter referred to as "Common Stock), of the Corporation. The Corporation shall not be required to issue fractional shares in connection with the conversion of any of the Series H Stock and shall, in lieu thereof, pay to the holder requesting conversion, an amount equal to the value (determined in accordance with the foregoing) of such fractional share.

        (b) Any holder of a share or shares of Series H Stock desiring to convert such Series H Stock into Common Stock, shall surrender the certificate or certificates representing the share or shares of Series H Stock so to be converted, duly endorsed (if required by the Corporation) to the Corporation or in blank, at the office of any Transfer Agent for the Series H Stock (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he elects to convert the same as provided above, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

        (c) Conversion of Series H Stock shall be subject to the following additional terms and provisions:

            (1) As promptly as practicable after the surrender for conversion of any Series H Stock, the Corporation shall deliver or cause to be delivered at the principal office of the Transfer Agent for the Series H Stock (or such other place as may be designated by the Corporation), to or upon the written order of the holder of such Series H Stock, certificates representing the shares of Common Stock issuable upon such conversion issued in such name or names as such holder may direct. Shares of the Series H Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series H Stock for conversion, as provided above, and the rights of the holders of such Series H


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



                Stock shall cease at such time, and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

            (2) The Corporation shall make no payment or adjustment on account of any dividends accrued on the shares of Series H Stock surrendered for conversion.

            (3) The Corporation shall at all times reserve and keep available solely for the purpose of issuance upon conversion of Series H Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series H Stock.

        (d) The issuance of certificates for shares of Common Stock upon conversion of the Series H Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series H Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

        5.  Redemption.

        (a) Optional Redemption. The Company may, at its option, at any time after February 28, 1998, redeem all, or from time to time, any part of the Series H Stock by payment of the stated amount thereof plus accrued dividends to date of redemption.

        (b) Mandatory Redemption. The Corporation shall redeem 1,667 shares of Series H Stock on the first of each month commencing March 1, 1998 until all of the Series H Stock has been redeemed by payment of the stated amount thereof plus accrued dividends to date of redemption.

        (c) Notice of Redemption: Conversion Prior to Redemption. Notice of optional redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date selected by the Company for redemption to each holder of Series H Stock to be redeemed. Notice of the commencement of the mandatory redemption period shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to March 1, 1998. No additional notice of redemption will be required in connection with the mandatory redemption of Series H Stock. The Series H Stock may be converted at any time prior to redemption, and the Corporation shall have no redemption rights with respect to the Common Stock into which the Series H Shares may be converted.

        6.  General

        (a) Conversion Adjustment. In the event that the Corporation shall at any time prior to conversion either (a) subdivide the outstanding shares of Common Stock into a greater number of shares, (b) combine the outstanding shares of Common Stock into a smaller number of shares, (c) change the outstanding shares of Common Stock into the same or a given number of shares of any other class or classes of stock, (d) declare on or in respect of the Common Stock a dividend payable in shares or other securities of the Corporation, then the holders of the Series H Stock shall be entitled to receive the same number of shares or other securities of the Corporation, or shall be entitled to subscribe for and purchase at the same price that the shares or securities are offered to holders of Common Stock, the number of such shares or the amount of such securities as will represent the same proportion of the outstanding Common Stock prior to such increase or decrease as they would have been entitled to receive or subscribe for, as the case may be, had they been holders of the number of shares of Common Stock into which their shares of Series H Stock were convertible on the record date for any such dividend or subscription. The Board of Directors shall determine what adjustments shall be made in the Stated Value and in the market prices for the Corporation's Common Stock in order to appropriately reflect and account for any such change.

        (b) Merger. In the event the Corporation at any time while any of the shares of Series H Stock are outstanding shall be consolidated with or merged into any other corporation or corporations, or shall sell or lease all or substantially all of its property and business as an entirety, lawful provision shall be made as part of the terms of such consolidation, merger, sale, or lease so that the holder of any shares of Series H Stock may thereafter receive in lieu of such shares of Common Stock otherwise issuable to him upon conversion of his shares of Series H Stock, but at the conversion rate which would otherwise be in effect at the time of conversion as hereinbefore provided, the same kind and amount of securities or assets as may be issuable, distributable, or payable upon such consolidation, merger, sale, or lease, with respect to shares of Common Stock of the Corporation. The Board of Directors shall determine what adjustments shall be made in the Stated Value and in the market prices for the Corporation's Common Stock in order to appropriately reflect and account for any such change.

        (c) Fractional Shares. Nothing herein shall be deemed to require the Corporation in the event of any such subdivision, combination, reclassification, recapitalization, consolidation, merger or sale of assets, or liquidation, dissolution or winding up, to issue or distribute fractional interests in shares of capital stock or any other security of the Corporation or another issuer, and the Corporation may make such arrangements as the Board of Directors of the Corporation shall approve with respect to any such event for settlement in lieu of issuance of a fractional interest in a share of capital stock or other security of the Corporation or another issuer to any holder of the Series H Stock.

        (d) No Sinking Fund Requirement. The shares of Series H Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

        (e) Protective Provisions. The Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the then outstanding shares of Series H Stock, voting separately as a class:

                (i) authorize or create any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over or on parity with the Series H Stock;

                (ii) amend the Corporation's articles of incorporation or bylaws in a manner that adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series H Stock or otherwise amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series H Stock;

                (iii) undertake any merger, consolidation or other corporate reorganization;

                (iv) sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50 percent of the voting power of the Corporation is disposed of;

                (v) issue indebtedness convertible into equity securities of the Corporation;

                (vi) increase or decrease (other than by conversion) the total number of authorized shares of Series H Stock; or

                (vii) purchase, redeem or otherwise acquire any common stock of the Corporation.

         IN WITNESS WHEREOF, I have hereunto subscribed my hand this 20th day of September, 1997

                                                     HealthWatch, Inc.

                                       By

                                                     /s/ Daniel J. Kelly
                                                     ----------------------
                                                     Daniel J. Kelly
                                                     President